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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to (a) the inclusion of our report dated March 8, 1996, except as to the information presented in Note 13, for which the date is October 2, 1996, on our audits of the consolidated financial statements of Equity Corporation International (the "Company") as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995; and (b) the incorporation by reference of (i) our report dated March 8, 1996, on our audits of the consolidated financial statement schedule of the Company for each of the three years in the period ended December 31, 1995; and (ii) our report dated July 15, 1994, on our audits of the consolidated financial statements of MLI/The Loftis Corporation as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993 in the Registration Statement on Form S-3 relating to the registration of the offering of 7,994,747 shares of the Company's Common Stock; and to the reference to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.

Houston, Texas
December 12, 1996